EXHIBIT INDEX
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1.  Consent of Independent Auditors

2.  Form of Administration Agreement

3.  Powers of Attorney for Donald L. Bogdon, H. Jerome Lerner,
    Howard J. Levine, Angelo R. Mozilo, Fred A. Rappoport,
    Oscar P. Robertson, John F. Seymour, Jr. and Sebastiano
    Sterpa